FIRST AMENDMENT TO THE

MORRISON RETIREMENT PLAN

(As amended and restated effective January 1, 2005)

THIS FIRST AMENDMENT is made on this   9th  day of January, 2007, by RUBY TUESDAY, INC. (the “Primary Sponsor”), a corporation organized and existing under the laws of the State of Georgia.

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Morrison Retirement Plan (the “Plan”), which was last amended and restated by indenture dated November 1, 2004; and

WHEREAS, the Primary Sponsor now desires to amend the Plan to expand the lump sum payment option available under the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective February 1, 2007, as follows:

1.	By deleting the “and” at the end of Section 6.2(b)(4).

2.             By deleting the period at the end of Section 6.2(b)(5) and substituting therefor “; and”.

3.	By adding the following new Section 6.2(b)(6) to read as follows:

“(6)         If the Actuarial Equivalent of the Participant’s vested Accrued Benefit, expressed as a lump sum payment, is $7,500 or less, a lump sum payment in cash.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:	/s/ Samuel E. Beall, III

Title:	Chairman and Chief Executive Officer

ATTEST:

/s/ Scarlett May

Title: VP, General Counsel and Secretary

[CORPORATE SEAL]